UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
March 6, 2023 Date of report (date of earliest event reported)
Commission File No.	Name of Registrant, State of Incorporation, Address of Principal Executive Offices, and Telephone No.	IRS Employer Identification No.
000-49965	MGE Energy, Inc. (a Wisconsin Corporation) 133 South Blair Street Madison, Wisconsin 53788 (608) 252-7000 | mgeenergy.com	39-2040501
000-1125	Madison Gas and Electric Company (a Wisconsin Corporation) 133 South Blair Street Madison, Wisconsin 53788 (608) 252-7000 | mge.com	39-0444025

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

MGE Energy, Inc. ☐ Madison Gas and Electric Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

MGE Energy, Inc. ☐ Madison Gas and Electric Company ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $1 Par Value Per Share	MGEE	The NASDAQ Stock Market

Item 1.01. Entry into a Material Definitive Agreement.

Madison Gas and Electric Company (MGE), a wholly-owned subsidiary of MGE Energy, Inc. (MGEE), remarketed the $19.3 million City of Madison, Wisconsin Industrial Development Revenue Refunding Bonds (Madison Gas and Electric Company Project), Series 2020A (Series 2020A Bonds) due October 1, 2027. MGE is obligated to make payment on the Series 2020A Bonds as described below.

See Item 8.01 below for information regarding the remarketing of the Series 2020A Bonds.

Item 8.01. Other Events.

Remarketing of Series 2020A Bonds

On March 6, 2023, $19.3 million of City of Madison, Wisconsin Industrial Development Revenue Refunding Bonds (Madison Gas and Electric Company Project), Series 2020A were remarketed at an interest rate of 3.75% with a scheduled closing date for the remarketing of March 16, 2023. The closing is subject to customary conditions.

The net proceeds of the Series 2020A Bonds were loaned to MGE pursuant to a Loan Agreement dated April 1, 2020, with the City of Madison, and, under that Loan Agreement, MGE is responsible for payment of principal, premium, if any, and interest on the Series 2020A Bonds. The Series 2020A Bonds were originally issued bearing an interest rate of 2.05% per annum for a period that, by agreement of the affected parties, will end March 15, 2023, at which point the Series 2020A Bonds will be subject to mandatory tender by their holder and remarketed. The remarketing of the Series 2020A Bonds was done by U.S. Bank, who acted as the remarketing agent. As a result of the remarketing, the Series 2020A Bonds will carry an interest rate of 3.75% per annum, which is payable semiannually on April 1 and October 1, until their maturity on October 1, 2027. The remarketed Series 2020A Bonds will not be subject to further remarketing or optional redemption prior to their maturity.

Events of default under the Indenture governing the Series 2020A Bonds and Loan Agreement include failures to pay principal or interest on the Series 2020A Bonds and defaults in the performance of various covenants; subject to any applicable cure periods.

Forward-Looking Statements

Except for the historical information contained herein, certain of the matters discussed in this report are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties. The factors that could cause actual results to differ materially from the forward-looking statements made by MGE Energy, Inc. (MGEE) and MGE include those factors discussed herein, as well as the items discussed in MGEE's and MGE's Annual Report on Form 10-K for the year ended December 31, 2022—ITEM 1A. Risk Factors, and other factors discussed in filings made by MGEE and MGE with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this report. Neither MGEE nor MGE undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this report, except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

MGE Energy, Inc. Madison Gas and Electric Company
(Registrants)

Date: March 8, 2023	/s/ Tamara J. Johnson
Tamara J. Johnson Vice President - Chief Accounting Officer and Controller